EXHIBIT 99.1

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES FOURTH QUARTER 2023 FINANCIAL RESULTS
AND PROVIDES 2024 GUIDANCE
Conference call on Tuesday, February 13, 2024, at 8:00 a.m. Central Time.
HOUSTON, Texas, February 12, 2024 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the fourth quarter of 2023.
Highlights:
–Revenue increased $28 million to $1.1 billion.
–Comparable preneed cemetery sales production grew 9.4%.
–Comparable preneed funeral sales production grew 4.2%.
–GAAP earnings per share were $0.93 and $3.53, for the fourth quarter and full year 2023, respectively.
–Adjusted earnings per share were $0.93 and $3.47, for the fourth quarter and full year 2023, respectively.
–Operating cash flow of $278 million and $869 million, for the fourth quarter and full year 2023, respectively.
–Adjusted operating cash flow of $882 million for the full year 2023, just above the high end of our expectations.
–2024 adjusted earnings per share guidance of $3.50 to $3.80.
Tom Ryan, the Company's President, Chairman, and Chief Executive Officer, commented on fourth quarter results:

"We delivered a solid quarter as we closed out 2023 and are pleased to report growth in revenue and adjusted earnings per share. The revenue growth is primarily due to a 9% increase in preneed cemetery sales production, which drove higher gross profit. Adjusted cash flow for the quarter grew over $100 million from improved operating income enhanced by expected lower cash taxes and increased sources of working capital that more than offset higher cash interest payments.

For the full year of 2023, we reported adjusted earnings per share of $3.47, which represents a 16% growth on a compounded annual basis since pre-pandemic 2019.

•The number of comparable funeral services performed is 3% higher than pre-pandemic 2019 levels on a compounded annual growth basis.
•Comparable cemetery preneed sales production in 2023 experienced a 10% compounded annual growth rate over 2019 levels.
These results are all made possible by our greatest asset, our 25,000 associates. Their hard work, dedication, and focus on our client families are what makes this company so strong. Looking forward, we are confident that our solid operating platform and healthy financial condition will allow us to continue to grow revenue, leverage our scale, and allocate capital wisely to enhance shareholder value."
FOURTH QUARTER AND FULL YEAR SUMMARY
Details of our fourth quarter 2023 financial results and the consolidated financial statements can be found in the Appendix at the end of this press release. The table below summarizes our key financial results.

(Dollars in millions, except for per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue	$1,055.8	$1,027.7	$4,099.8	$4,108.7
Operating income	$242.1	$167.0	$944.3	$927.3
Net income attributable to common stockholders	$138.4	$92.3	$537.3	$565.3
Diluted earnings per share	$0.93	$0.59	$3.53	$3.53
Earnings excluding special items (1)	$138.4	$144.3	$529.3	$607.9
Diluted earnings per share excluding special items (1)	$0.93	$0.92	$3.47	$3.80
Diluted weighted average shares outstanding	148.8	156.4	152.4	160.1
Net cash provided by operating activities	$277.6	$170.3	$869.0	$825.7
Net cash provided by operating activities excluding special items (1)	$277.6	$170.3	$882.3	$825.7
(1) Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (GAAP) can be found under the headings "Cash Flow and Capital Spending" and “Non-GAAP Financial Measures” in the Appendix at the end of this press release.

1 Service Corporation International

•Diluted earnings per share were $0.93 in the fourth quarter of 2023 compared to $0.59 in the fourth quarter of 2022. The prior year quarter was impacted by $64.6 million of an estimated charge for certain legal matters and a $5.2 million pre-tax gain on divestitures. Diluted earnings per share excluding special items were $0.93 in the fourth quarter of 2023 compared to $0.92 in the fourth quarter of 2022. Higher cemetery gross profit and a lower share count helped to offset the combination of lower funeral gross profit associated with anticipated decreases in COVID-19 related activity as well as higher interest expense.
•Net cash provided by operating activities increased $107.3 million to $277.6 million in the fourth quarter of 2023 compared to $170.3 million in the fourth quarter of 2022. The increase is due to higher operating income enhanced by favorable working capital and lower cash tax payments that more than offset higher cash interest payments.
OUTLOOK FOR 2024
Our 2024 outlook for diluted earnings per share from continuing operations excluding special items is anticipated to be within our expected long-term growth framework of 8%-12% when excluding an estimated $20 million impact of the higher interest rate environment. Our outlook for net cash provided by operating activities excludes special items relating to the payments of certain estimated legal charges of $64.6 million recognized in the fourth quarter of 2022. The forecast for cash taxes also includes the impact related to a change in tax accounting method related to our cemetery segment, which will defer cash taxes into future years.

(Dollars in millions, except per share amounts)	2024 Outlook
Diluted earnings per share excluding special items (1)	$3.50 - $3.80

Net cash provided by operating activities excluding special items and cash taxes (1)	$935 - $985
Cash taxes expected in 2024 (at the midpoint of Diluted earnings per share guidance)	$25 - $35
Net cash provided by operating activities excluding special items (1)	$900 - $960

Capital improvements at existing field locations	$125
Development of cemetery property	$165
Digital investments and corporate	$35
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	$325
(1)Diluted earnings per share excluding special items and net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2024 excludes the following because this information is not currently available for 2024: Expenses net of insurance recoveries related to hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs associated with estimated litigation charges or legal settlements or the recognition of receivables for insurance recoveries associated with litigation, or deferred tax payments. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in the Appendix at the end of this press release under the headings “Cash Flow and Capital Spending” and “Non-GAAP Financial Measures”.
CONFERENCE CALL AND WEBCAST
We will host a conference call on Tuesday, February 13, 2024, at 8:00 a.m. Central Time. A question and answer session will follow prepared remarks made by management. The conference call dial-in numbers are (888) 317-6003 (US) or (412) 317-6061 (International) with the passcode of 3508658. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through February 20, 2024 and can be accessed at (877) 344-7529 (US) or (412) 317-0088 (International) with the passcode of 5463479. Additionally, a replay of the conference call will be available on our website for approximately one year.

2 Service Corporation International

ABOUT SERVICE CORPORATION INTERNATIONAL
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of funeral, cemetery and cremation services, as well as final-arrangement planning in advance, serving more than 600,000 families each year. Our diversified portfolio of brands provides families and individuals a full range of choices to meet their needs, from simple cremations to full life celebrations and personalized remembrances. Our Dignity Memorial® brand is the name families turn to for professionalism, compassion, and attention to detail that is second to none. At December 31, 2023, we owned and operated 1,483 funeral service locations and 489 cemeteries (of which 305 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Jay Andrew - Assistant Vice President / Corporate Communications	(713) 525-3468

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” “predict,” or other similar words that convey the uncertainty of future events or outcomes. The absence of these words, however, does not mean that the statements are not forward-looking. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:
•Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.
•We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
•Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
•We may be adversely affected by the effects of inflation.
•Our results may be adversely affected by significant weather events, natural disasters, catastrophic events or public health crises.
•Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
•If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.
•Increasing death benefits related to preneed contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed service.
•The financial condition of third-party life insurance companies that fund our preneed contracts may impact our future revenue.
•Unfavorable publicity could affect our reputation and business.
•Our failure to attract and retain qualified sales personnel could have an adverse effect on our business and financial condition.
•We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
•Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
•Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
•Our Canadian business exposes us to operational, economic, and currency risks.
•Our level of indebtedness could adversely affect our cash flows, our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
•A failure of a key information technology system or process could disrupt and adversely affect our business.
•The funeral and cemetery industry is competitive.
•If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.
•If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and/or profitability could decrease.
•The continuing upward trend in life expectancy and the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
•Our funeral and cemetery businesses are high fixed-cost businesses.
•Risks associated with our supply chain could materially adversely affect our financial performance.
•Regulation and compliance could have a material adverse impact on our financial results.
•Unfavorable results of litigation could have a material adverse impact on our financial statements.
•Cemetery burial practice claims could have a material adverse impact on our financial results.
•The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.
•Changes in taxation, or the interpretation of tax laws or regulations, as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2023 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us whether as a result of new information, future events, or otherwise.

4 Service Corporation International

SERVICE CORPORATION INTERNATIONAL
APPENDIX: RESULTS FOR THE FOURTH QUARTER OF 2023
Consolidated Statement of Operations

(Dollars in thousands, except per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,

	2023	2022	2023	2022

Revenue	$1,055,796	$1,027,683	$4,099,778	$4,108,661
Cost of revenue	(768,234)	(747,595)	(3,007,971)	(2,954,059)
Gross profit	287,562	280,088	1,091,807	1,154,602
Corporate general and administrative expenses (1)	(45,074)	(107,912)	(157,368)	(237,248)
(Losses) gains on divestitures and impairment charges, net	(371)	(5,224)	9,816	9,962
Operating income	242,117	166,952	944,255	927,316
Interest expense	(64,543)	(49,002)	(239,447)	(172,109)
Losses on early extinguishment of debt, net	—	—	(1,114)	(1,225)
Other income, net	2,265	4,135	4,912	1,646
Income before income taxes	179,839	122,085	708,606	755,628
Provision for income taxes	(41,402)	(29,669)	(170,945)	(189,594)
Net income	138,437	92,416	537,661	566,034
Net income attributable to noncontrolling interests	(42)	(111)	(344)	(696)
Net income attributable to common stockholders	$138,395	$92,305	$537,317	$565,338
Basic earnings per share:
Net income attributable to common stockholders	$0.94	$0.60	$3.57	$3.58
Basic weighted average number of shares	147,334	154,127	150,565	157,713
Diluted earnings per share:
Net income attributable to common stockholders	$0.93	$0.59	$3.53	$3.53
Diluted weighted average number of shares	148,783	156,372	152,351	160,131
(1)     Corporate general and administrative expenses in the fourth quarter of 2022 included an estimate of $64.6 million related to a private litigation matter in Florida and settlement discussions with the California Attorney General. Both matters relate to previously disclosed litigation.

5 Service Corporation International

Consolidated Balance Sheet

(Dollars in thousands, except share amounts)
	December 31,
	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$221,557	$191,938
Receivables, net	97,939	96,681
Inventories	33,597	31,740
Income tax receivable	122,183	7,021
Other	23,010	32,466
Total current assets	498,286	359,846
Preneed receivables, net and trust investments	6,191,912	5,577,499
Cemetery property	2,020,846	1,939,816
Property and equipment, net	2,480,099	2,350,549
Goodwill	1,977,186	1,945,588
Deferred charges and other assets, net	1,247,830	1,190,426
Cemetery perpetual care trust investments	1,939,241	1,702,313
Total assets	$16,355,400	$15,066,037

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$685,699	$707,488
Current maturities of long-term debt	63,341	90,661
Income taxes payable	60	1,131
Total current liabilities	749,100	799,280
Long-term debt	4,649,155	4,251,083
Deferred revenue, net	1,703,509	1,624,028
Deferred tax liability	638,106	445,040
Other liabilities	464,935	411,376
Deferred receipts held in trust	4,670,884	4,163,520
Care trusts’ corpus	1,938,238	1,698,287
Equity:
Common stock,$1 per share par value,500,000,000 shares authorized, 148,297,042 and 156,088,438 shares issued, respectively, and 146,323,340 and 153,940,365 shares outstanding, respectively	146,323	153,940
Capital in excess of par value	937,596	958,329
Retained earnings	432,454	544,384
Accumulated other comprehensive income	24,891	16,538
Total common stockholders’ equity	1,541,264	1,673,191
Noncontrolling interests	209	232
Total equity	1,541,473	1,673,423
Total liabilities and equity	$16,355,400	$15,066,037

6 Service Corporation International

Consolidated Statement of Cash Flows

(Dollars in thousands)	Twelve Months Ended December 31,
	2023	2022

Cash flows from operating activities:
Net income	$537,661	$566,034
Adjustments to reconcile net income to net cash provided by operating activities:
Losses on early extinguishment of debt, net	1,114	1,225
Depreciation and amortization	191,272	175,330
Amortization of intangibles	18,736	18,355
Amortization of cemetery property	101,234	94,123
Amortization of loan costs	6,871	6,851
Provision for expected credit losses	11,245	16,700
Provision for deferred income taxes	191,516	3,471
Gains on divestitures and impairment charges, net	(9,816)	(9,962)
Gain on sale of investments	—	(1,169)
Share-based compensation	15,423	14,709
Change in assets and liabilities, net of effects from acquisitions and divestitures:
(Increase) decrease in receivables	(3,810)	4,151
Increase in other assets	(131,581)	(8,206)
(Decrease) increase in payables and other liabilities	(9,676)	37,029
Effect of preneed sales production and maturities:
Increase in preneed receivables, net and trust investments	(178,642)	(309,055)
Increase in deferred revenue, net	157,656	195,358
(Decrease) increase in deferred receipts held in trust	(30,160)	20,781
Net cash provided by operating activities	869,043	825,725
Cash flows from investing activities:
Capital expenditures	(361,793)	(369,709)
Business acquisitions, net of cash acquired	(72,535)	(102,558)
Real estate acquisitions	(56,409)	(17,127)
Proceeds from divestitures and sales of property and equipment	25,888	42,093
Payments for Company-owned life insurance policies	(8,058)	(1,910)
Proceeds from Company-owned life insurance policies and other	10,119	—
Other investment activity	(6,598)	1,330
Net cash used in investing activities	(469,386)	(447,881)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	957,433	484,000
Debt issuance costs	(7,471)	(525)
Scheduled payments of debt	(22,230)	(36,288)
Early payments of debt	(580,973)	(65,591)
Principal payments on finance leases	(34,482)	(35,542)
Proceeds from exercise of stock options	24,181	27,814
Purchase of Company common stock	(544,844)	(660,850)
Payments of dividends	(167,983)	(160,035)
Bank overdrafts and other	(4,773)	(980)
Net cash used in financing activities	(381,142)	(447,997)
Effect of foreign currency	1,722	(3,878)
Net increase (decrease) in cash, cash equivalents, and restricted cash	20,237	(74,031)
Cash, cash equivalents, and restricted cash at beginning of period	204,524	278,555
Cash, cash equivalents, and restricted cash at end of period	$224,761	$204,524

7 Service Corporation International

Consolidated Segment Results
(See definitions of revenue line items later in this appendix.)

(Dollars in millions, except funeral services performed and average revenue per service)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Consolidated funeral:
Atneed revenue	$300.6	$311.3	$1,185.4	$1,242.3
Matured preneed revenue	181.6	177.2	715.3	705.3
Core revenue	482.2	488.5	1,900.7	1,947.6
Non-funeral home revenue	22.3	19.6	85.9	76.3
Non-funeral home preneed sales revenue	25.6	34.5	134.8	146.5
Core general agency and other revenue	43.1	37.6	181.6	161.6
Total revenue	$573.2	$580.2	$2,303.0	$2,332.0

Gross profit	$122.4	$131.2	$497.1	$545.7
Gross profit percentage	21.4%	22.6%	21.6%	23.4%

Funeral services performed	90,459	93,262	358,873	373,186
Average revenue per service	$5,577	$5,448	$5,536	$5,423

(Dollars in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Consolidated cemetery:
Atneed property revenue	$34.2	$34.0	$140.1	$148.8
Atneed merchandise and service revenue	71.3	72.7	293.8	299.3
Total atneed revenue	105.5	106.7	433.9	448.1
Recognized preneed property revenue	248.7	228.4	874.7	868.7
Recognized preneed merchandise and service revenue	95.9	82.9	365.0	338.5
Total recognized preneed revenue	344.6	311.3	1,239.7	1,207.2
Core revenue	450.1	418.0	1,673.6	1,655.3
Other cemetery revenue	32.5	29.5	123.1	121.3
Total revenue	$482.6	$447.5	$1,796.7	$1,776.6

Gross profit	$165.2	$148.9	$594.7	$608.9
Gross profit percentage	34.2%	33.3%	33.1%	34.3%

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Comparable Funeral Results
The table below details comparable funeral results of operations (“same store”) for the three months ended December 31, 2023 and 2022. We consider comparable funeral operations to be those businesses owned for the entire period beginning January 1, 2022 and ending December 31, 2023.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three Months Ended December 31,
	2023	2022	Var	%
Comparable funeral revenue:
Atneed revenue (1)	$293.9	$306.7	$(12.8)	(4.2)%
Matured preneed revenue (2)	179.6	176.8	2.8	1.6%
Core revenue (3)	473.5	483.5	(10.0)	(2.1)%
Non-funeral home revenue (4)	21.2	19.5	1.7	8.7%
Non-funeral home preneed sales revenue (5)	25.1	34.4	(9.3)	(27.0)%
Core general agency and other revenue (6)	42.6	37.6	5.0	13.3%
Total comparable revenue	$562.4	$575.0	$(12.6)	(2.2)%

Comparable gross profit	$122.3	$130.6	$(8.3)	(6.4)%
Comparable gross profit percentage	21.7%	22.7%	(1.0)%

Comparable funeral services performed:
Atneed	47,159	50,923	(3,764)	(7.4)%
Matured preneed	26,961	27,611	(650)	(2.4)%
Total core	74,120	78,534	(4,414)	(5.6)%
Non-funeral home	13,877	13,724	153	1.1%
Total comparable funeral services performed	87,997	92,258	(4,261)	(4.6)%
Core cremation rate	56.3%	55.8%	0.5%
Total comparable cremation rate (7)	63.1%	62.3%	0.8%

Comparable funeral average revenue per service:
Atneed	$6,232	$6,023	$209	3.5%
Matured preneed	6,661	6,403	258	4.0%
Total core	6,388	6,157	231	3.8%
Non-funeral home	1,528	1,421	107	7.5%
Total comparable average revenue per service	$5,622	$5,452	$170	3.1%

Comparable funeral preneed sales production:
Total preneed sales	$286.3	$274.7	$11.6	4.2%
Core contracts sold	33,601	33,383	218	0.7%
Non-funeral home contracts sold	20,806	19,988	818	4.1%
Core average revenue per contract sold	$6,618	$6,437	181	2.8%
Non-funeral home average revenue per contract sold	$3,072	$2,994	$78	2.6%
(1)Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes, which have been delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.
(4)Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)Non-funeral home preneed sales revenue represents travel protection, net and merchandise sold on a preneed contract that is delivered before death has occurred and general agency revenue from our non-funeral home sales channel.
(6)Core general agency and other revenue primarily comprises core general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements and core travel protection preneed sales, net.
(7)Total comparable cremation rate includes the impact of cremation services through our non-funeral sales channel (e.g. SCI Direct).

9 Service Corporation International

•Total comparable funeral revenue decreased by $12.6 million, or 2.2%, primarily driven by a decline in core funeral revenue of $10.0 million.
•The decrease in core funeral revenue of $10.0 million, or 2.1%, was primarily due to a 5.6% decrease in core funeral services performed (due to lower COVID-19 related activity) offset by 3.8% growth in the core average revenue per service. This core average growth was achieved despite a modest increase of 50 basis points in the core cremation rate to 56.3%. Core average growth is primarily driven by consumer preferences for enhanced product and service offerings as well as an increase in trust fund income.
•Comparable funeral gross profit decreased $8.3 million to $122.3 million and the gross profit percentage decreased to 21.7% from 22.7%. This decrease is primarily due to the decline in revenue mentioned above slightly offset by lower fixed costs and reduced incentive compensation costs this quarter compared with the prior year.
•Comparable preneed funeral sales production increased $11.6 million, or 4.2%, in the fourth quarter of 2023 compared to 2022. We experienced a 6.8% increase in non-funeral home preneed sales production and a 3.5% increase in core preneed funeral sales production for the quarter. These production increases were driven by higher contract velocity as well as higher sales averages.
Comparable Cemetery Results
The table below details comparable cemetery results of operations (“same store”) for the three months ended December 31, 2023 and 2022. We consider comparable cemetery operations to be those businesses owned for the entire period beginning January 1, 2022 and ending December 31, 2023.

(Dollars in millions)	Three Months Ended December 31,
	2023	2022	Var	%
Comparable cemetery revenue:
Atneed property revenue	$33.8	$33.9	$(0.1)	(0.3)%
Atneed merchandise and service revenue	70.9	72.4	(1.5)	(2.1)%
Total atneed revenue (1)	104.7	106.3	(1.6)	(1.5)%
Recognized preneed property revenue	247.8	227.7	20.1	8.8%
Recognized preneed merchandise and service revenue	95.7	82.7	13.0	15.7%
Total recognized preneed revenue (2)	343.5	310.4	33.1	10.7%
Core revenue (3)	448.2	416.7	31.5	7.6%
Other revenue (4)	32.5	29.5	3.0	10.2%
Total comparable revenue	$480.7	$446.2	$34.5	7.7%

Comparable gross profit	$165.5	$148.5	$17.0	11.4%
Comparable gross profit percentage	34.4%	33.3%	1.1%

Comparable cemetery preneed and atneed sales production:
Property	$266.0	$246.2	$19.8	8.0%
Merchandise and services	192.4	183.4	9.0	4.9%
Discounts and other	(4.3)	(3.7)	(0.6)	(16.2)%
Preneed and atneed sales production	$454.1	$425.9	$28.2	6.6%

Preneed sales production	$351.1	$321.0	$30.1	9.4%
Recognition rate (5)	98.7%	97.8%
(1)Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.
(4)Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.
(5)Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.
•Comparable cemetery revenue increased by $34.5 million, or 7.7%, primarily due to higher core revenue of $31.5 million.
•The core revenue increase of $31.5 million was primarily due to a $33.1 million, or 10.7%, increase in total recognized preneed revenue, which was partially offset by a $1.6 million decrease in atneed revenue. The $33.1 million in total recognized preneed revenue growth benefited from growth in comparable preneed cemetery sales production of $30.1 million, or 9.4%.

10 Service Corporation International

•Other revenue was higher by $3.0 million, or 10.2%, primarily from a $2.6 million increase in endowment care trust fund income due to improved market returns.
•Comparable cemetery gross profit increased $17.0 million to $165.5 million. The gross profit percentage increased to 34.4% from 33.3% primarily due to the growth in core revenue mentioned above.
•Comparable preneed cemetery sales production increased $30.1 million, or 9.4%, reflecting continued strength in large sales activity combined with a healthy growth in the core production sales average. This growth more than offset the modest decline in core production contract velocity.
Other Financial Results
•Corporate general and administrative expenses decreased $62.8 million to $45.1 million compared to $107.9 million. The decrease included an estimated charge for certain legal matters of $64.6 million in the prior year. Excluding these costs, corporate general and administrative expenses increased $1.8 million primarily related to our long-term incentive compensation plan that is tied to our relative shareholder returns.
•Interest expense increased $15.5 million to $64.5 million primarily due to higher interest on our floating rate debt. During the fourth quarter, our floating rate debt carried a weighted average interest rate of 7.55%, which is about 280 basis points higher than the weighted average rate for our floating rate debt in the prior year fourth quarter of 4.75%.
•The GAAP effective income tax rate for the fourth quarter of 2023 was 23.0% down from 24.3% in the prior year quarter. Our adjusted effective income tax rate was 23.2% in the fourth quarter of 2023 compared to 24.7% in the prior year quarter. The lower tax rates in the current period were primarily due to non-taxable gains on the cash surrender value of certain life insurance policies as a result of better returns in the financial markets.
Cash Flow and Capital Spending

(Dollars in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$277.6	$170.3	$869.0	$825.7
Legal settlement payments	—	$—	13.3	$—
Net cash provided by operating activities excluding special items	$277.6	$170.3	$882.3	$825.7
Cash taxes included in net cash provided by operating activities excluding special items	$4.0	$37.3	$83.7	$179.5
The $107.3 million increase in net cash provided by operating activities is primarily due to $55.8 million of favorable working capital associated with stronger cash receipts from prior period sales as well as the timing of certain payables, $33.3 million of lower cash tax payments, and a $21.4 million benefit from the timing of a payroll tax payment in the fourth quarter last year related to the CARES Act of 2020. These favorable impacts coupled with higher operating income more than offset a $15.7 million increase in cash interest.
A summary of our capital expenditures is set forth below:

(Dollars in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Capital improvements at existing field locations	$31.4	$47.1	$114.1	$160.2
Development of cemetery property	41.3	48.7	153.0	124.6
Digital investments and corporate	9.4	13.1	57.0	49.8
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	$82.1	$108.9	$324.1	$334.6
Growth capital expenditures/construction of new funeral service locations	11.9	8.0	37.7	35.1
Total capital expenditures	$94.0	$116.9	$361.8	$369.7
Total capital expenditures decreased in the current quarter by $22.9 million primarily due to a decline in capital improvements at existing field locations and the development of cemetery property both associated with the timing of certain capital projects.

11 Service Corporation International

Trust Fund Returns
Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns as of December 31, 2023 is set forth below:

	Three Months	Twelve Months
Preneed funeral	9.2%	16.5%
Preneed cemetery	9.6%	16.9%
Cemetery perpetual care	9.2%	15.3%
Combined trust funds	9.3%	16.3%
Non-GAAP Financial Measures
Earnings excluding special items and diluted earnings per share excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and years, and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting operations. We also believe these measures help facilitate comparisons to our competitors' operating results.
Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(Dollars in millions, except diluted EPS)	Three Months Ended December 31,
	2023		2022
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders	$138.4	$0.93	$92.3	$0.59
Pre-tax reconciling items:
Loss on divestitures and impairment charges, net	0.4	—	5.2	0.03
Estimate of certain legal matters (1)	—	—	64.6	0.41
Tax reconciling items:
Tax effect from special items	(0.1)	—	(17.1)	(0.11)
Change in uncertain tax reserves and other	(0.3)	—	(0.7)	—
Earnings excluding special items and diluted earnings per share excluding special items	$138.4	$0.93	$144.3	$0.92

Diluted weighted average shares outstanding		148.8		156.4

(Dollars in millions, except diluted EPS)	Twelve Months Ended December 31,
	2023		2022
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$537.3	$3.53	$565.3	$3.53
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(9.8)	(0.06)	(10.0)	(0.06)
Losses on early extinguishment of debt, net	1.1	—	1.2	0.01
Foreign currency exchange loss	—	—	1.5	0.01
Estimate of certain legal matters (1)	—	—	64.6	0.40
Tax reconciling items:
Tax effect from special items	2.3	0.01	(14.0)	(0.09)
Change in uncertain tax reserves and other	(1.6)	(0.01)	(0.7)	—
Earnings excluding special items and diluted earnings per share excluding special items	$529.3	$3.47	$607.9	$3.80

Diluted weighted average shares outstanding		152.4		160.1
(1)     Estimate of certain legal matters in the fourth quarter of 2022 include an estimate of $64.6 million related to a private litigation matter in Florida and settlement discussions with the California Attorney General. Both matters relate to previously disclosed litigation.

12 Service Corporation International